ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement ("Agreement") is made and entered into as of the 30th day of August, 1997, by and between The Real Estate Office Software Company, a Nevada corporation ("Seller"), with its principal office located at 800 Southwood, Suite 107, Incline Village, Nevada 89451 and Finet Holdings Corporation, a Delaware corporation ("Buyer"), with its principal office located at 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598.

    This Agreement is made with reference to the following facts:

     A. Seller is engaged in several distinct business enterprises, one of which is the development, production and sale of computer software products for use in the residential real estate industry.

     B. Finet is in the business of delivering homeownership services, including loan origination, processing and various settlement services in the residential real estate industry.

     C. Buyer desires to purchase from Seller all of the assets of Seller which are related to the development, production and sale of computer software products for use in the residential real estate industry, including but not limited to all fixtures, tangible and intangible personal property, inventory, goodwill and other assets, which are more specifically described herein.

     D. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Software Assets of Seller.

     Now therefore, in consideration of the foregoing and of the covenants, representations and warranties set forth in this Agreement, the parties hereto, agree as follows:

         1.   PURCHASE AND SALE OF ASSETS:

     A. Seller shall sell, assign, and deliver to Buyer and Buyer shall purchase and accept, on the Closing Date, as defined in this Agreement all the assets and properties owned by Seller or in which Seller has any right, title, or interest, of every kind and description, wherever located, used by Seller in connection with its real estate software business or products, including, without limitation, the following (collectively the "Software Assets"):

    (a) All personal property tangible or intangible, furniture, fixtures, equipment, machinery, parts, accessories, inventory and any other property, all as is more specifically described and set forth in Exhibit A, which is attached and incorporated by reference (the "Personal Property").

     (b) All accounts receivable, bank accounts, cash, securities, claims, contract rights, equipment leases, warranties, and other rights or agreements, whether written or oral, the right to use any and all names that are associated with the real estate software business engaged in by Seller, all as is more specifically described and set forth in Exhibit A, which is attached and incorporated by reference (the "Contracts and Accounts").

     (c) All processes, research and development projects, designs, patents, copyrights, source codes, tradenames, logos, trademarks, servicemarks, licenses and goodwill associated with the real estate software business, all as is more specifically described and set forth in Exhibit A, which is attached and incorporated by reference (the "Intangible Software Assets").

    B. The Software Assets shall not include, and Buyer shall not acquire any interest in, the assets of Seller that are not specifically described herein and specifically those assets and liabilities related to the business enterprise operated under the fictitious business name "Seminars in Excellence" ("Excluded Assets and Liabilities").

     C. Seller shall convey title to the Software Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature, other than those items specifically described and set forth in Exhibit B, which is attached and incorporated by reference (the "Permitted Liens").

     D. Seller assumes all risk of loss or damage to the Software Assets prior to the Closing Date. In the event there is any material loss or damage to all or any portion of the Software Assets prior to the Closing Date, Buyer may either terminate this Agreement or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect any loss or damage. For the purposes of this section, the term "material loss or damage" shall mean any loss or damage to the Software Assets with an aggregate cost of five hundred ($500.00) dollars or more.

      2.   CONSIDERATION; ASSUMPTION OF LIABILITIES:

     In consideration of the sale of the Software Assets under this Agreement and of all other things done and agreed to be done by Seller, Buyer shall pay to the Seller, on or before the Closing Date, the Purchase Price which shall be composed of the following consideration:

     A.   Cash  in  the  sum of four hundred forty thousand  seven  hundred
seventy  nine                                                 ($440,779.00)
dollars ("Cash Payment"), which sum shall be comprised of the following:

     (a) Retirement of the Finet Bridge Loan, including the Note dated March 5, 1997, with all associated interest and costs in the sum of two hundred eleven thousand seven hundred seventy two ($211,772.00) dollars.

     (b) Funds advanced by Buyer to Seller during the calendar year 1997 for real estate software research and development, in the sum of two hundred twenty nine thousand ($229,000.00) dollars.

     B. As additional consideration of the sale of the Software Assets under this Agreement, Buyer shall provide funds and Seller shall use its best efforts to settle or retire the itemized research and development liabilities, the total of which shall not exceed two hundred thousand ($200,000.00) dollars, as is more specifically set forth in Exhibit D, which is attached and incorporated by reference ("Addititional R & D Expense"). The remaining balance of the Additional R & D Expense liabilites, if any shall be "Audit Deductions", settled or retired as part of the Post-Closing Audit process, as is more specifically described in Paragraph 2., D., herein below.

    However, the liabilities so settled and retired shall not include:

     (a) Any liabilities accrued after June 30, 1997, the date of the Balance Sheet set out in Exhibit C, that were not incurred in the ordinary course of the real estate software business for research and development.

     (b) Any liabilities whenever accrued for federal or state income taxes, sales taxes or interest or penalties.

      (c) Any liabilities not reflected in Exhibit C, for expenses incurred in connection with the audit of income and payroll tax returns, for reporting periods prior to June 30,1997.

     (d) Any liabilities of any person or firm other than those specified in this Agreement.

     C. As additional consideration of the sale of the Software Assets under this Agreement, Buyer shall cause to be issued to Seller through an escrow Retention Account, two hundred thousand shares of the common stock of Seller, par value $.01 per share which shares shall, for purposes of this Agreement, be valued at $2.50 per share (" Finet Stock") and subject to the provisions contained in Paragraphs 2. D., E., and F., herein.

    D.  Post-Closing Audit Adjustment to Purchase Price:

    (a) The Purchase Price to be paid to Seller by Buyer shall be reduced, as provided herein, to reflect changes in the value and content of the Software Assets, the value and content of liabilities, including, but not limited to the remaining balance of the Additional R & D Expense liabilites, if any and any costs, expenses or claims resulting from the breach of any provision of this Agreement by Seller, as may be established by Buyer during the course of conducting a Post-Closing Audit.

(b) Eighty seven thousand five hundred (87,500) shares of the Finet Stock to be issued to Seller by Buyer for the purchase of the Software Assets will be escrowed in a Retention Account. While performing the Post-Closing Audit, Buyer shall provide Seller with two Interim Audit Reports, including the transfer of an adjusted portion of the escrowed Finet Stock, the first on April 30, 1998, at which time a maximum of thirty seven thousand five hundred (37,500) shares of the Finet Stock will be subject to release and the second on October 31, 1998, at which time a maximum of twenty five thousand (25,000) shares of the Finet Stock will be subject to release. The Final Post-Closing Audit Report and the transfer of the remaining balance of Finet Stock, if any, shall be completed by Buyer not later than April 30, 1999.

(c) At the time of each of the three Audits, two Interim and one Final, the Retention Account ledger balance, with an initial value of zero at the time of the first Interim Audit, shall be adjusted downward for (i) any adverse change in the value and content of the Software Assets, without regard to a change in value of the Intangible Software Assets included therein; (ii) any adverse change in the value and content of the liabilities including but not limited to the remaining balance of the Additional R & D Expense liabilites, if any; (iii) any liabilities that are not reflected on the balance sheets of Seller, provided on the Closing Date and attached hereto, or are not otherwise disclosed in writing as part of this Agreement and to cover any and all damages, costs and expenses that may arise out of the violation(s) by Seller, if any, of its representations and warranties contained in this Agreement; and (iv) any expenses incurred for payment of delinquent taxes, additional taxes incurred by Seller as a result of capital gains associated with the purchase of the Software Assets, that would not have been assessed in a "Stock Purchase" and/or other assessments discovered during the preceding period of the Post-Closing Audit ("Audit Deductions").

     (d) Upon the completion of each of the three Audits, the balance of the Retention Account shall b calculated and, if said balance is negative, the equivalent number of Finet Stock, valued at $2.50 per share, shall be deducted from amount of shares then subject to distribution, retained by Buyer and the remaining shares of Finet Stock, if any, shall be transferred to Seller. In the event the amount of shares to be deducted exceeds the amount of shares subject to distribution at the time of an Interim Audit, the negative balance shall be carried forward to the subsequent audit. It is understood that for the purpose of the Post-Closing Audit calculations, as is set forth herein, the same accounting methods currently used by Seller and Buyer, shall be employed.

E. Seller has requested and Buyer has agreed to provide a mechanism which will allow Seller to obtain the maximum amount of the escrowed shares of Finet Stock, by reducing or eliminating Audit Deductions, during the calculation of each Audit.

     (a) As part of the Audit process, Buyer will confer with Seller in an effort to identify and resolve any items that may be the subject of an Audit Deduction. In addition, on or before each Audit date, Buyer shall provide Seller with written notice of each identified Audit Deduction, if any, which will be included as part of the calculation of the current Audit Report.

     (b) Seller shall have forty five (45) days from the receipt of notice in which to reduce or settle the reported Audit Deductions, at no cost to Buyer ("Notice Period"). Buyer shall adjust the amount of the reported Audit Deductions to reflect the timely receipt of commercially acceptable written confirmation of reduction or settlement, provided by Seller during the Notice Period and release the corresponding number of shares of Finet Stock.

    F.  Additional Rights and Restrictions:

    (a) Seller shall not receive an ownership interest in any of the Finet Stock escrowed in the Retention Account, unless and until it is released by Finet in accordance with the Escrow provisions contained herein. Without limiting the foregoing, Seller shall have no right to "vote" the Finet Stock until it has been actually received by Seller, at the conclusion of the Audit process.

     (b) Upon the completion of each Audit and the receipt of Finet Stock, Seller shall be entitled to "Piggy Back" registration rights on registrations of Finet subject to the right, however, of Finet and its underwriters to reduce the number of shares proposed to be registered by Seller in view of market conditions.

3.  INSTRUMENTS OF TRANSFER:

     The sales, assignments, and deliveries to be made to Buyer pursuant to this Agreement shall be effected by bills of sale, endorsements, checks, assignments and other instruments of transfer in such form as Buyer shall reasonably request. Seller shall prepare appropriate forms of instruments of transfer and conveyance in conformity with this Agreement and shall submit them to Buyer for examination on or before the Closing Date. Any time and from time to time after the Closing Date, on Buyer's request, Seller will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, and powers of attorney as may be required in conformity with this Agreement for the adequate assigning, transferring, granting, and confirming to Buyer of the assets and properties sold to Buyer.

    4.   ASSIGNMENT OF CONTRACT RIGHTS:

    If any contract, license, lease, commitment, or sales or purchase order assignable to Buyer under this Agreement may not be assigned without the consent of the other party thereto, Seller will use its best efforts to obtain the consent of the other party to the assignment. If any such consent cannot be obtained, the Purchase Price under this Agreement shall be adjusted downward by the amount allocated to the affected asset(s) in Exhibit A.

    5.   ACCOUNTS RECEIVABLE:

     After the Closing Date, Buyer shall have the authority to collect all receivables transferred to Buyer under this Agreement and to endorse without recourse and without warranties of any kind the name of Seller on any checks or evidence of indebtedness received by Buyer on account of any receivables. Seller will transfer and deliver to Buyer any cash or other property that Seller may receive in respect to any receivables.

    6.   BOOKS AND RECORDS:

     Seller shall have the right to retain minute books, stock books, and other corporate records of Seller having to do with a corporate organization or capitalization, as well as the general business operating and accounting records of Seller. All other records and books of account of every kind and nature relating to the Software Assets shall be delivered to, and become the property of Buyer, on or before the Closing Date. At any time contemplated herein, each party shall have reasonable access to and the right to make exact copies of all books, records, and documents referred to in this Agreement that are in the possession of the other party.

    7.   CLOSING:

     A. Subject to fulfillment of the conditions to Closing specified in this Agreement and pursuant to the other terms and conditions hereof, the closing for the purchase and sale of the Software Assets (the "Closing") shall be held at 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598, on December _____, 1997, at 2:00 PM or at such other time and place as the parties may mutually agree in writing (the "Closing Date"). At
Closing, Seller shall convey title to the Software Assets to Buyer as provided in this Agreement, subject only to the Permitted Liens.

     B. The obligations of Buyer to purchase the Software Assets and to settle or retire, when due, the R & D Expense, and of Seller to sell, transfer and assign the Software Assets as provided in this Agreement are subject to the satisfaction, at the Closing (except where specifically required or permitted to be satisfied prior to or after the Closing), of all of the respective obligations of Buyer and Seller set forth below:

     (1) Delivery of Purchased Software Assets to Buyer. At Closing, Seller shall deliver the Software Assets, including the source code for all software which is more specifically described in Paragraph 8. F. herein, by duly executed Bill of Sale and assignments or other instruments of transfer and documents which conform to the requirements of the Agreement. Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all Software Assets to be conveyed and transferred by this Agreement.

     (2) Delivery of Purchase Price and Settlement of Liabilities. Buyer shall deliver to Seller funds in the amount of the Purchase Price and other appropriate instruments or documents which conform to the requirements of the Agreement.

     C.   Certificate  from  Seller.   Seller  shall  deliver  to  Buyer  a
certificate, dated the Closing Date, signed by two duly authorized officers of Seller certifying that:

    (1) The representations and warranties made by Seller herein or in any Exhibit or Schedule hereto remain true in all material respects on the Closing Date as though made on such date except for changes contemplated by the Agreement.

     (2) Seller has performed and complied in all material respects with all agreements, covenants and conditions required by the Agreement to be performed or complied with by Seller on or prior to the Closing.

    (3) No litigation, proceedings or other actions are pending against or affecting the Seller which have resulted or reasonably could be expected to result either in an action to enjoin or the prevention of the successful consummation of the transactions contemplated by the Agreement.

     (4) Seller has received all consents required by the federal government, any state or local governmental body or any foreign government to the transactions contemplated by the Agreement, and such consents are in full force and effect.

     (5) That from the date of this Agreement through the Closing Date, Seller has managed and conducted the Business in the ordinary course as heretofore managed and conducted as though no change of ownership of the Business were contemplated, and has used commercially reasonable efforts to preserve all employee, vendor and customer relationships.

    D. Certificate of Buyer. Buyer shall deliver to Seller a certificate, dated the Closing Date, signed by two duly authorized officers of Buyer certifying that:

     (1) The representations and warranties made by Buyer herein or in any Exhibit or Schedule hereto remain true in all material respects on the Closing Date as though made on such date except for changes contemplated by the Agreement.

    (2)  Buyer has performed and complied in all material respects with all
agreements,   covenants  and conditions required by  the  Agreement  to  be performed or complied with by Buyer on or prior to the Closing.

    (3) No litigation, proceedings or other actions are pending against or affecting the Buyer which have resulted or reasonably could be expected to result either in an action to enjoin or the prevention of the consummation of the transactions contemplated by the Agreement.

      (4) Buyer has received all consents required by the federal government, any state or local governmental body or any foreign government to the transactions contemplated by the Agreement, and such consents are in full force and effect.

     E. Corporate Resolutions. Buyer and Seller shall each deliver to the other certified copies of their respective corporate resolutions, certified by the appropriate corporate officers, authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby.

     F. Other Agreements. Buyer and Seller shall enter into such other agreements, or execute and deliver such documents or items, as may be reasonably contemplated by the Agreement to effect the transactions contemplated hereby.

     G. Government Consents. Buyer and Seller shall each deliver to the other copies of any governmental consents required to be obtained pursuant to the Agreement.

    8.  REPRESENTATIONS AND WARRANTIES OF SELLER:

     Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date:

     A. The Real Estate Office Software Company ("Seller or REOS"), is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada, and is authorized and entitled to carry on its business in said state and the State of California. REOS has no subsidiaries. Its capital stock authorized and outstanding consists of
(i)   2,000,000 shares of Common Stock, $ .01 par value, of which 1,863,419
shares  are to be issued and outstanding on the Closing Date; (ii)   80,000
shares of Series A Convertible Preferred Stock, $ 3.20 par value, of  which
78,125  shares are to be issued and outstanding on the Closing Date;  (iii)
320,000shares of Series B Convertible Preferred Stock, $ 3.20 par value, of
which -0- shares are to be issued and outstanding on the Closing Date.   No
other  classes of stock have been issued or authorized.  All of such issued shares will have been duly authorized and validly issued and fully paid and non-assessable, on the Closing Date.

     B. The execution and the delivery of this Agreement by REOS, and the consummation of the transactions contemplated by this Agreement have been duly authorized by its board of directors and by a majority of its shareholders. Each Officer of REOS that executes this Agreement, has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by each of them, and all authorizations and consents necessary for the execution and delivery of this Agreement by said Officers have been given. This Agreement, assuming due authorization, execution, and delivery by the Buyer, constitutes a legal, valid, and binding Agreement of Seller, enforceable against Seller in accordance with its terms.

     C. The financial statements of REOS relating to the twelve months ending 6/30/97, and the financial statements relating to the twelve months ending 8/30/97, each prepared by REOS and delivered to and reviewed by public accountants for Buyer during the course of the negotiations regarding this Agreement, fairly reflect the financial position of REOS as of the end of those periods and the result of operations during those periods.

     D. REOS has good and marketable title to all of the personal property tangible or intangible, furniture, fixtures, equipment, machinery, parts, accessories, inventory and any other property, all as is more specifically described and set forth in Exhibit A, the Personal Property, all of which are free and clear of all mortgages, liens, and encumbrances, except the Permitted Liens, as is more specifically described and set forth in Exhibit B.

     E. All of the Software Assets that were used in the business of REOS on the date of this Agreement, or that were reflected in the balance sheet dated 6/30/97, which are described and set forth in Exhibit C, are owned by Seller, free and clear of all mortgages, liens, and encumbrances, except the Permitted Liens, as is more specifically described and set forth in Exhibit B.

     F. REOS is the owner of the real estate office software, with the exception of those components which are owned by and properly licensed from third parties and as is more specifically described and set forth in Exhibit E, which software is commonly known as the "Agent Connector", free and clear of any liens, encumbrances or claims, except that of Buyer. REOS has no knowledge of pending or threatened claims of infringement, violation or interference involving said software.

     G. REOS is not a party to any employment agreement, labor union agreement, agreement for the future purchase of materials, supplies, or equipment, sales agreement, pension, profit-sharing, or retirement plan or agreement, distributorship or sales agreement, or lease agreement that could effect the Software Assets and which relates to any period beyond the Closing Date, whether written or oral, except as listed in Exhibit F. Copies of all such written agreements have been supplied to Buyer, and Buyer has been advised of the terms of all such oral agreements.

    H. REOS enjoys a very good relationship with Van Hindorff, employed as a software engineer, and there have been no significant difficulties experienced that would indicate that this good relationship will not continue past the Closing Date. REOS, its Officers, Directors and Mangement, do not now have, or have ever had, any agreement, arrangement, or understanding with Van Hindorff with respect to the Software Assets or the sale of the Software Assets and nothing has been done or said by REOS, its Officers, Dirctors and Management, to cause Van Hindorff to expect or require any consideration, as a prerequisite for or a condition to the performance of REOS under the terms and provisions of this Agreement, except that which is disclosed and more specifically described and set forth in Exhibit G, which is attached and incorporated by reference.

     I. REOS is not in default under any contract, agreement, lease, or other document relating to the Software Assets, to which it is a party, and has complied with all laws, regulations, and ordinances applicable to its business as of the date of this Agreement and the Closing Date.

     J. Since 6/30/97, the date of the balance sheet set out in Exhibit C, REOS has not issued any stock, bonds, or other corporate securities, incurred any obligations or liability except current liabilities in the ordinary course of business, declared or made any payment or distribution to stockholders, purchased or redeemed any shares of capital stock, mortgaged or pledged any of its assets, tangible or intangible, sold or transferred any assets or canceled any debts or claims except in the ordinary course of business, sold, assigned, or licensed any patents, trademarks, or tradenames, suffered any extraordinary losses or waived any rights except in the ordinary course of business, or entered into any other transaction except in the ordinary course of business.

     K. Since 6/30/97, the date of the balance sheet set out in Exhibit C, there has been no substantial change in the financial policies, account relations, or marketing activities of REOS.

     L. Since 6/30/97, the date of the balance sheet set out in Exhibit C, there has been no significant change in the accounts payable of REOS, which for the purposes of this provision shall mean any increase in excess of one thousand ($1,000.00) dollars.

     M. The REOS accounts receivable as reflected in its balance sheet as of 6/30/97, set forth in Exhibit C, and as thereafter acquired prior to the Closing Date, will be collectible to the extent that they are so identified in Exhibit C, prior to Closing.

     N. Since 6/30/97, the date of the balance sheet set out in Exhibit C, there has been no substantial loss of value in any of the physical assets or properties of REOS which are included in the Software Assets herein, ordinary wear and tear excepted.

    9.  INDEMNIFICATION BY SELLER:

     Seller shall indemnify, defend and hold harmless Buyer against and in respect of any and all liabilities, expenses, costs, claims and actions, including interest, penalties and reasonable attorneys' fees, that Buyer shall incur or suffer, which arise or result from, or relate to:

     (a) Any breach by the Seller of any of its representations or warranties contained in this Agreement, or the failure of the Seller to perform any covenant or agreement contained in this Agreement, or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement.

     (b)   Any and all claims of whatever nature, asserted with or  without
the  commencement  of   legal  action against Buyer  with  respect  to  the
Excluded Assets and Liabilities.

    10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS:

     The obligations of Buyer under this Agreement are conditioned on the following all having occurred on or before the Closing Date:

     (a) All actions, proceedings, instruments, and documents required of Seller under this Agreement shall be in a form approved by counsel for Buyer, provided that such approval shall not be unreasonably withheld.

     (b) The representations and warranties made by Seller in this Agreement shall be substantially correct on the Closing Date, except as affected by transactions contemplated in this Agreement and changes occurring in the ordinary course of business, with the same force and effect as though the representations and warranties had been made on the Closing Date.

    (c) The instruments executed and delivered to Buyer by Seller pursuant to this Agreement are valid in accordance with their terms and effectively vest in Buyer good and marketable title to the Software Assets as contemplated by this Agreement, free and clear of any liabilities, obligations, and encumbrances, except those liabilities and obligations which are to be expressly settled or retired by Buyer as provided in this Agreement.

    11.  EXPENSES OF NEGOTIATION, SALE AND TRANSFER:

     (a) Except as is otherwise specifically set forth herein, each party shall pay the party's own expenses, taxes, attorney's fees and other costs incident to or resulting from this Agreement, whether or not the transactions contemplated herein are consummated.

     (b) The costs of Seller shall include the preparation of documents of transfer and documentary stamp taxes. Buyer's costs shall include fees for the filing or recording of instruments of transfer.

     (c) Upon Closing, Buyer shall pay to attorney's and/or accountants designated by Seller the sum of fifteen thousand ($15,000.00) dollars, for services associated with the consummation of the transactions contemplated herein. Seller shall pay any and all additional fees and costs for attorney's and/or accountants employed by Seller.

    12.  ASSIGNMENT:

     The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

    13.  ENTIRE AGREEMENT:

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. However, in the event of a breach of this Agreement by Seller, nothing herein shall limit or effect the rights and remedies of Buyer contained in the Bridge Financing Agreement, dated as of March 5, 1997, including the Note, Pledge and Security Agreement and Personal Guaranty.

    14.  MODIFICATION AND WAIVER:

    This Agreement may not be amended, modified or supplemented except by a written agreement signed by the party against which the enforcement of such amendment, modification or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

    15.  ATTORNEY FEES:

     If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

    16.  NOTICES:

     All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be delivered in person or by courier, or mailed by first class registered or certified mail, as follows, or to such other address as a party may designate to the other in writing:

    (a)  If to Seller:

The Real Estate Office Software Company
800 Southwood, Suite 107
InclineVillage, Nevada 89451
Attn:  President

    (b)  If to Buyer:
Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, California 94598
Attn:  President

     The date on which the notice, request, instruction or document is actually delivered shall be the date on which such Notice is deemed to have been given for the purposes of this Agreement.

    17.  HEADINGS:

     All paragraph, section, exhibit and title headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

    18.  COUNTERPARTS:

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party to this Agreement.

    19.  TIME OF ESSENCE:

     Time shall be of the essence with respect to the obligations of the parties to this Agreement.

    20.  GOVERNING LAW:

    This Agreement shall be governed by and construed under the laws of the State of California.

    21.  SEVERABILTY:

     In the event any provision of this Agreement is deemed to be invalid, illegal or unenforceable, all other provisions of the Agreement which are not affected by such invalidity, illegality or unenforceability shall remain in full force and effect.

    22.  CONFIDENTIALITY AND NONDISCLOSURE:

     All confidential information which shall have been furnished or disclosed by Buyer or Seller to the other pursuant to this Agreement shall be held in confidence and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information.

     In witness whereof the parties have executed this Agreement as of the day and year first above written.

SELLER

The Real Estate Office Software Company

By: ______________________          By: _____________________
                        Jay                  S.                  Margulies,
Lionel Pober,
       President                            Secretary

BUYER

Finet Holdings Corporation


By: ______________________          By: ______________________
       L. Daniel Rawitch,                      Jan C. Hoeffel,
       Chief Executive Officer                 Secretary